UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 5, 2017

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Directors
On May 5, 2017, Anita J. Chawla, Ph.D., and Eric J. Selter, respectively, informed CytRx Corporation ("we," "us," "our" or the "company") of their decisions to retire for personal reasons as directors of the Company, effective immediately prior to our upcoming Annual Meeting of Stockholders expected to be held on or about July 12, 2017.
Appointment of Director
At a meeting held on May 5, 2017, our board of directors appointed Joel Caldwell to replace Mr. Selter as a Class III director and as Chairman of the Audit Committee of our board of directors as of the date of our Annual Meeting of Stockholders.
Mr. Caldwell, age 62, brings more than 30 years of experience in tax matters, finance and internal auditing. He retired from Southern California Edison, one of the nation's largest public utilities, where he had been employed for 28 years in various executive-level accounting and finance positions covering Internal Audits, Executive Compensation, Long Term Finance, Employee Benefits and, most recently prior to his retirement, Sarbanes-Oxley Internal Controls Compliance. He also worked in public accounting at the firm of Arthur Andersen & Co. Mr. Caldwell volunteers his business skills, serving as a financial advisor on the board of trustees of a charitable organization, and continues his involvement with track and field sports by volunteering as a meet official at Pacific Palisades Charter High School. Mr. Caldwell holds B.S. and M.B.A. degrees from the University of California, Berkeley. He has been a Certified Public Accountant in California since 1982 and a Certified Internal Auditor since 1986. Mr. Caldwell is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
Mr. Caldwell will be compensated for his services as a director and Chairman of the Audit Committee in accordance with our usual policies. In connection with the effectiveness of his appointment, it is expected that Mr. Caldwell will be granted under our 2008 Stock Incentive Plan an immediately vested non-qualified stock option to purchase up to 180,000 shares of our common stock at an exercise price equal to the market price of our common stock on the date of grant.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: May 11, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer